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          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant /x/

Filed by a party other than the registrant / /


Check the appropriate box:
   / / Preliminary proxy statement           / / Confidential, for Use of
                                                 the Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))

   / / Definitive proxy statement
   /x/ Definitive additional materials
   / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                              TRENWICK GROUP INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   /x/ No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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   / / Fee paid previously with preliminary materials.

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   / / check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date Filed:

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Trenwick Group Inc.                                     Metro Center
                                                        One Station Place
[LOGO]                                                  Stamford, CT 06902



                    NOTICE TO STOCKHOLDERS ENTITLED TO VOTE
                   AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS


This notice is being furnished by Trenwick Group, Inc. to its stockholders on or about May 1, 1997.

The Board of Directors of Trenwick Group Inc. (the "Company") is saddened to report that Alan R. Gruber, a Director of the Company since 1984, died unexpectedly on April 17. Mr. Gruber was named as a nominee for re-election to Class I of the Board in the Proxy Statement you recently received concerning the Company's 1997 Annual Meeting of Stockholders to be held on May 22, 1997. As described in the Proxy Statement, the Proxy Committee is authorized to act in its best judgment under these circumstances. The Proxy Committee, after consultation with the Board of Directors, has advised the Company that it will vote to elect W. Marston Becker to serve as a Class I director in lieu of Mr. Gruber.

Mr. Becker, who is 44 years old, succeeded Mr. Gruber as Chairman of the Board and Chief Executive Officer of Orion Capital Corporation ("Orion") on January 1, 1997. He was previously Vice Chairman of the Board (March 1996 to December
1996) and Senior Vice President (July 1994 to March 1996) of Orion and served as President and Chief Executive Officer of the DPIC Companies (subsidiaries of Orion) from July 1994 to June 1996 and as President and Chief Executive Officer of McDonough Caperton Insurance Group, an insurance brokerage firm, from March 1987 to July 1994. Mr. Becker holds no Common Stock of the Company and disclaims beneficial ownership of the 405,513 shares of the Company's Common Stock held by Orion.

Stockholders are reminded that any Proxy submitted to the Company may be revoked at any time before a vote is taken at the Annual Meeting by written notice to the Secretary of the Company, by a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.